Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 21, 2020, relating to the consolidated financial statements of Calavo Growers, Inc., and the effectiveness of Calavo Growers, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Calavo Growers, Inc., for the year ended October 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 10, 2020